Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-97903, 333-91458, 333-62404, and 333-55438 on Form S-8 of our report dated March 11, 2005, relating to the financial statements and financial statement schedules of CoBiz Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of CoBiz Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Denver, Colorado
March 11, 2005